Exhibit 99.1

CF Acquisition Corp. IV Announces Special Meeting of Stockholders to be held at 4:00 p.m. on December 22, 2022 and That Trust Account Will Bear Interest and Will Not Be Decreased Due to Excise Tax

NEW YORK, NY, Dec. 21, 2022 (GLOBE NEWSWIRE) -- CF Acquisition Corp. IV (NASDAQ: CFIV) (the “Company”) today announced that its special meeting in lieu of an annual meeting of the stockholders (the “Meeting”) will be postponed from 10:00 a.m. to 4:00 p.m. Eastern Time on December 22, 2022. The record date for determining the Company stockholders entitled to receive notice of and to vote at the Meeting remains the close of business on November 17, 2022 (the “Record Date”). Stockholders who have previously submitted their proxies or otherwise voted and who do not want to change their vote need not take any action. Stockholders as of the Record Date can vote, even if they have subsequently sold their shares. Stockholders who wish to withdraw their previously submitted redemption request may do so prior to the rescheduled meeting by requesting that the Company’s transfer agent return such shares by 3:00 p.m. Eastern Time on December 22, 2022.

Additionally, to mitigate the current uncertainty surrounding the implementation of the Inflation Reduction Act of 2022, in the event that the extension (the “Extension”) of the time period the Company has to complete an initial business combination (the “Business Combination”) is implemented, as described in the Company’s definitive proxy statement (the “Proxy Statement”), CF Acquisition Corp. IV LLC (the “Sponsor”), the sponsor of the Company, or a designee, will indemnify the Company against any excise tax liabilities with respect to any future redemption opportunities that are provided after December 31, 2022 and prior to or in connection with a Business Combination or liquidation of the Company. Additionally, if the Extension is implemented, the Company plans to maintain the remaining amount in its trust account (the “Trust Account”) in an interest-bearing demand deposit account at a bank.

If the Extension is implemented, the Sponsor has agreed to deposit into the Trust Account: (i) the lesser of (x) $500,000 per month or (y) $0.045 per month for each public share that is not redeemed (the “Monthly Amount”) plus (ii) if the Business Combination is not consummated by January 28, 2023, the Monthly Amount for each calendar month that is needed by the Company to complete the Business Combination until June 28, 2023.

About CF Acquisition Corp. IV

CF Acquisition Corp. IV is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company’s efforts to identify a prospective target business is not limited to a particular industry or geographic region, but the Company intends to focus on industries where its management team and founders have experience, including the financial services, healthcare, real estate services, technology and software industries. CF Acquisition Corp. IV is led by Chairman and Chief Executive Officer Howard W. Lutnick.

Participants in the Solicitation

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the Extension. Information regarding the Company’s directors and executive officers is available in its annual report on Form 10-K filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests are contained in the Proxy Statement.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information

The Company has filed the Proxy Statement with the Securities and Exchange Commission (the “SEC”) in connection with the Meeting and, beginning on December 2, 2022, mailed the Proxy Statement and other relevant documents to its stockholders as of the November 17, 2022 record date for the Meeting. The Company’s stockholders and other interested persons are advised to read the Proxy Statement and any other relevant documents that have been or will be filed with the SEC in connection with the Company’s solicitation of proxies for the Meeting because these documents will contain important information about the Company, the Extension and related matters. Stockholders may also obtain a free copy of the Proxy Statement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website located at www.sec.gov or by directing a request to Morrow Sodali LLC at (800) 662-5200 (toll free) or by email at CFIV.info@investor.morrowsodali.com.

Forward-Looking Statements

This press release and oral statements made from time to time by representatives of the Company may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to the Company or its management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts:

Karen Laureano-Rikardsen
klrikardsen@cantor.com
+1 212-829-4975